Exhibit 5.1

January 26, 2026

SKYX Platforms Corp.

2855 W. McNab Road

Pompano Beach, Florida 33069

Ladies and Gentlemen:

We have acted as counsel to SKYX Platforms Corp., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated January 23, 2026 (the “Prospectus Supplement”), to a prospectus (the “Prospectus”) filed as part of a registration statement on Form S-3 (File No. 333-271698) (the “Registration Statement”) that became effective on May 12, 2023, pursuant to which the Company is offering for sale (the “Offering”) under the Securities Act of 1933, as amended (the “Securities Act”), 10,000,000 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement, dated January 23, 2026, by and between the Company and purchasers signatory thereto (the “Securities Purchase Agreement”).

In rendering the opinion set forth below, we have examined copies of (a) the Company’s Articles of Incorporation, as amended, (b) the Company’s Third Amended and Restated By-laws, (c) a recent Certificate of Status with respect to the Company, issued by the Department of State of the State of Florida, (d) the Registration Statement and Prospectus, (e) the form of Securities Purchase Agreement, (f) certain resolutions and minutes of the Board of Directors of the Company relating to the Offering and the Registration Statement, and (g) copies of such other agreements, documents, instruments, certificates and records as we have deemed advisable in order to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), duly executed and delivered by such parties, that such agreements or instruments are valid, binding and enforceable obligations of such parties, the authenticity of all documents submitted to us as originals, and the conformity to the originals or certified copies of all documents submitted to us as copies thereof. In providing this opinion letter, we have further relied as to certain matters on information obtained from public officials and officers of the Company.

As a result of and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Securities Purchase Agreement have been duly authorized for issuance, and upon the issuance and delivery of the Shares against payment of the consideration therefor (not less than par value) in accordance with the terms of the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the Business Corporation Act of the State of Florida, as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

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This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement or the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to being named under the caption “Legal Matters” contained in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP